As filed with the Securities and Exchange Commission on February 28, 2001.
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         MERCURY INTERACTIVE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                      77-0225776
        -------------                                    ----------
   (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN
            AMENDED AND RESTATED 2000 SUPPLEMENTAL STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                  AMNON LANDAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         MERCURY INTERACTIVE CORPORATION
                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

                              SUSAN J. SKAER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         MERCURY INTERACTIVE CORPORATION
                              1325 BORREGAS AVENUE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 822-5200

=================================================================================================
                                 CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                      Proposed       Proposed
Title of                             Maximum           Maximum        Maximum
Securities                            Amount          Offering       Aggregate        Amount of
to be                                 to be           Price Per       Offering      Registration
Registered                          Registered          Share          Price             Fee
-----------------------------  --------------------  -----------  ----------------  -------------
Common Stock, $.002 par value  7,879,728 shares (1)  $ 70.47 (2)  $555,284,432 (2)  $  138,821.11
    TOTAL . . . . . . . . . .  7,879,728 shares (1)         ---   $555,284,432 (2)  $  138,821.11
-------------------------------------------------------------------------------------------------

(1) This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 2000 Supplemental Stock Option Plan as of the date of this Registration Statement.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 26, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART  II:

     INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.  INFORMATION  INCORPORATED  BY  REFERENCE
          ----------------------------------------

     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     ITEM  3(A)

     The Registrant's Annual Report on Form 10-K filed on March 22, 2000 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains audited financial statements for the Registrant's latest fiscal year ended December 31, 1999 for which such statements have been filed.

     ITEM  3(B)

     All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above.

     ITEM  3(C)

     Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on September 9, 1993, as amended by Amendment No. 1 to Form 8-A filed on October 28, 1993, pursuant to Section 12 of the Exchange Act and Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 8, 1996, as amended by Amendment No. 1 to Form 8-A filed on April 2, 1999 and Amendment No. 2 to Form 8-A filed on May 22, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES
          ---------------------------

     Not  Applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
          -------------------------------------------

     Not  Applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
          ---------------------------------------------

     As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED
          --------------------------------------

     Not  Applicable.

ITEM  8     EXHIBITS
            --------

   Exhibit
   Number   Document
   ------   --------

      4.1 Amended and Restated 1999 Stock Option Plan, as amended through May 2000.

      4.2 Amended and Restated 2000 Supplemental Stock Option Plan, as amended through February 2001.

      5.1   Opinion of Counsel as to Legality of Securities being Registered.

     23.1   Consent  of  Independent  Accountants.

     23.2   Consent of Counsel (contained in Exhibit 5.1 hereto).

     24.1   Power of Attorney (see page 4).


ITEM  9.  UNDERTAKINGS
          ------------

     A.   The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con-trolling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Mercury Interactive Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 28, 2001.

                      MERCURY  INTERACTIVE  CORPORATION


                      By:  /s/  Sharlene  Abrams
                           -----------------------------------------------------
                           Sharlene Abrams, Vice President of Finance and Administration, Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Landan, Sharlene Abrams and Susan J. Skaer, jointly and severally, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capaci-ties, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                  TITLE                       DATE
                              President,
                              Chief Executive Officer
                              and Chairman of the Board
/s/ Amnon Landan              (Principal Executive Officer)       February 28, 2001
-------------------------
AMNON LANDAN

                              Vice President of
                              Finance and Administration
                              Chief Financial Officer
                              (Principal Financial and
/s/ Sharlene Abrams           Accounting Officer) and Secretary   February 28, 2001
-------------------------
SHARLENE ABRAMS


/s/ Igal Kohavi               Director                            February 28, 2001
-------------------------
IGAL KOHAVI


/s/ Yair Shamir               Director                            February 28, 2001
-------------------------
YAIR SHAMIR


/s/ Giora Yaron               Director                            February 28, 2001
-------------------------
GIORA YARON


/s/ Kenneth Klein             Director                            February 28, 2001
-------------------------
KENNETH KLEIN

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


             ______________________________________________________

                                    EXHIBITS
             ______________________________________________________


                       Registration Statement on Form S-8

                         MERCURY INTERACTIVE CORPORATION

                                February 28, 2001

                                  EXHIBIT INDEX

Exhibit
Number               Document

 4.1     Amended  and  Restated  1999  Stock Option Plan, as amended through May
         2000.

 4.2 Amended and Restated 2000 Supplemental Stock Option Plan, as amended through February 2001.

 5.1     Opinion of Counsel as to Legality of Securities Being Registered.

23.1     Consent  of  Independent  Accountants.

23.2     Consent  of Counsel (contained in Exhibit 5.1 hereto).

24.2     Power  of Attorney (see page 4).